Exhibit 10.66

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

In June 2018, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following executive officers of the Registrant who either are named executive officers of the Registrant for purposes of the disclosure included in the Registrant’s Proxy Statement for the 2017 Annual Meeting of Shareholders held on September 27, 2017 and/or will be named executive officers of the Registrant for purposes of the disclosure to be included in the Registrant’s Proxy Statement for the 2018 Annual Meeting of Shareholders to be held on September 26, 2018, which will become effective August 26, 2018.

Name and Principal Position	Base Salary

John P. McConnell Chairman and Chief Executive Officer of the Registrant	$682,954

Mark A. Russell President and Chief Operating Officer of the Registrant	$574,053

B. Andrew Rose Executive Vice President and Chief Financial Officer of the Registrant	$518,886

Geoffrey G. Gilmore President, Worthington Cylinder Corporation	$519,120

Virgil L. Winland Senior Vice President-Manufacturing of the Registrant	$387,198

John G. Lamprinakos President-The Worthington Steel Company	$386,250